UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GLADSTONE COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	02-0681276
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-229209

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of the Registrant’s Securities to be Registered

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934 of the 6.625% Series E Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share (the “Series E Preferred Stock”), of Gladstone Commercial Corporation, a Maryland corporation (the “Registrant”). The description of the Series E Preferred Stock is set forth under the captions “The Offering,” and “Description of Series E Preferred Stock” in the Registrant’s Prospectus Supplement, dated September 25, 2019 (the “Prospectus Supplement”), and under the caption “Description of Capital Stock—Preferred Stock” in the Registrant’s Prospectus, dated February 13, 2019 (the “Base Prospectus”), which were filed with the Securities and Exchange Commission on September 26, 2019 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Prospectus Supplement and the Base Prospectus relate to the Registrant’s shelf registration statement on Form S-3 (File No. 333-229209), which became effective on February 13, 2019. The description of the Series E Preferred Stock set forth in the Prospectus Supplement and the Base Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Exhibit

3.1	Articles of Restatement, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33097), filed January 12, 2017.

3.2	Articles Supplementary, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33097), filed April 12, 2018.

3.3	Articles of Amendment, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33097), filed April 12, 2018.

3.4	Articles Supplementary Establishing and Fixing the Rights and Preferences of the 6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share, dated September 27, 2019, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33097), filed September 27, 2019.

3.5	Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.6	First Amendment to Bylaws, incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K (File No. 001-33097), filed July 10, 2007.

3.7	Second Amendment to Bylaws, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33097), filed December 1, 2016.

4.1	Form of Certificate for Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-106024), filed August 8, 2003.

4.2	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A12G (File No. 000-50363), filed January 19, 2006.

4.3	Form of Certificate for 7.50% Series B Cumulative Redeemable Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A12B (File No. 001-33097), filed October 19, 2006.

4.4	Form of Certificate for 7.00% Series D Cumulative Redeemable Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33097), filed May 25, 2016.

4.5	Form of Certificate for 6.625% Series E Cumulative Redeemable Preferred Stock of the Registrant, par value $0.001 per share, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33097), filed September 27, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 1, 2019

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer and Chairman of the Board of Directors